Exhibit (s)
POWER OF ATTORNEY
FOR
SECURITIES AND EXCHANGE COMMISSION
AND RELATED FILINGS
     The undersigned directors and officers of KAYNE ANDERSON ENERGY TOTAL RETURN FUND, INC. (the “Fund”) hereby appoint DAVID A. HEARTH (with full power to act alone), their attorney-in-fact and agent, in all capacities, to execute the Fund’s Registration Statement on Form N-2 in connection with the Fund’s offering of its common stock and preferred stock under the Securities Act of 1933, as amended (the “Securities Act”) and the Investment Company Act of 1940, as amended, to execute any and all amendments thereto (including post-effective amendments) (collectively, as amended and including post-effective amendments, the “Registration Statement”), and to execute any registration statement (including post-effective amendments thereto) filed by the Fund pursuant to Rule 462(b) under the Securities Act which relates to the Registration Statement, and, in each case, to file the same, with all exhibits thereto, and any and all documents in connection therewith, with the United States Securities and Exchange Commission and any other applicable regulatory authority. The undersigned directors and officers of the Fund grant to said attorney full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as the undersigned could do if personally present, thereby ratifying all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.
     The undersigned directors and officers of Kayne Anderson Energy Total Return Fund, Inc. hereby execute this Power of Attorney in the capacities and on the dates indicated.

By:	/s/ KEVIN S. MCCARTHY	Date: February 23, 2011

Kevin S. McCarthy, Chairman of the
Board of Directors, President and Chief Executive
Officer

By:	/s/ TERRY A. HART	Date: February 23, 2011

Terry A. Hart, Chief Financial Officer and
Treasurer

By:	/s/ ANNE K. COSTIN	Date: February 22, 2011

Anne K. Costin, Director

By:	/s/ STEVEN C. GOOD	Date: February 23, 2011

Steven C. Good, Director

By:	/s/ GERALD I. ISENBERG	Date: February 23, 2011

Gerald I. Isenberg, Director

By:	/s/ WILLIAM H. SHEA	Date: February 23, 2011

William H. Shea, Director